Sub-Item 77I:

During the six-month period ended March 31, 2017, ALPS Series Trust (the “Registrant”) offered the following series and share classes:

Series	Class(es)	Registration Statement
Clarkston Select Fund (the “Clarkston Select	Institutional	Post-Effective Amendment
Fund”)		No. 55 (SEC Accession No.
0001398344-16-012307)
Clarkston Founders Fund (the “Clarkston	Institutional	Post-Effective Amendment
Founders Fund”)		No. 55 (SEC Accession No.
0001398344-16-012307)

Post-Effective Amendment No. 55 includes the terms of the Institutional classes of the Clarkston Select Fund and the Clarkston Founders Fund and is hereby incorporated by reference as part of the response to Sub-Items 77I and 77Q1(d) of the Registrant’s Form N-SAR.